UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 16, 2004

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7321 Lincoln Way, Garden Grove, California		92641
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 898-0007

Not Applicable

(Former Name or former address, if changed, since last report)

ITEM 4.                                       Changes in Registrant’s Certifying Accountant.

On July 20, 2004, upon the recommendation of our Audit Committee, the Board of Directors appointed Moss Adams LLP to serve as DPAC Technologies Corp.’s principal independent accountants to audit our financial statements for the current fiscal year, which will end on February 28, 2005.  The appointment of Moss Adams LLP is effective immediately.

On and as of July 16, 2004, Deloitte & Touche, LLP gave notice, attached hereto as Exhibit 16.1, that it has declined to stand for reelection as, and has ceased to be, the principal independent accountants to audit our financial statements.  Deloitte & Touche’s reports on DPAC Technologies Corp.’s financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the Company changing its accounting for goodwill and other intangible assets during fiscal 2003 as a result of adopting statement of Financial Accounting Standards No. 142- Goodwill and Other Intangible Assets.

During each of our two most recent fiscal years and through July 15, 2004, there were (i) no disagreements with Deloitte & Touche on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter in connection with its reports on our financial statements; and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  We have provided Deloitte & Touche with a copy of the foregoing disclosures, and we have requested that Deloitte & Touche furnish us with a letter addressed to the SEC indicating whether it agrees with our disclosure herein.  Such a letter signed by Deloitte & Touche, is attached hereto as Exhibit 16.2.

During each of our three most recent fiscal years and through the date of this report, DPAC Technologies Corp. did not consult Moss Adams LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.                                       Financial Statements and Exhibits.

(c)                              Exhibits

Exhibit Number	Description

16.1	Letter dated July 16, 2004 from Deloitte & Touche, LLP regarding cessation of relationship

16.2	Letter dated July 20, 2004 from Deloitte & Touche, LLP regarding its views on the Registrant’s statements in this report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date:	July 20, 2004	By:	/s/ William M. Stowell
William M. Stowell
Chief Financial Officer